UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2009

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)           Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01	Entry into a Material Definitive Agreement

Background

On June 24, 2009 HuntMountain Resources Ltd. (“the Company”) announced that it had entered into a letter of intent with Sinomar Capital Corp. pursuant to which Sinomar Capital Corp. (“Sinomar”) intended to acquire a 100% interest in Cerro Cazador S.A. (“CCSA”), a wholly owned subsidiary of the Company, in a reverse takeover transaction (“the Qualifying Transaction”). The Qualifying Transaction, which was to be effected through the issuance of common and preferred shares of Sinomar with a combined deemed value of 15 million Canadian dollars, would result in the Company owning in excess of 80% of Sinomar’s common shares. Sinomar is a Capital Pool Corporation and is listed on the Toronto Venture Exchange (“the TSXV”) and therefore the Qualifying Transaction was subject to Exchange approval.

Concurrent with the reverse takeover transaction Sinomar intended to raise a minimum of 2 million Canadian dollars and a maximum of 3 million Canadian dollars pursuant to a common share financing via a private placement and short form offering document in Canada. Sinomar engaged Wolverton Securities Ltd. to act as broker on the private placement and short form offering document financing.

On December 7, 2009 Sinomar announced that the TSXV had provided conditional approval for the Qualifying Transaction and concurrent financing transactions. Sinomar expects the transactions to close on or about December 22, 2009.

Note Receivable Agreement

A condition of the Share Purchase Agreement relating to the Qualifying Transaction is that the Company must enter into a Note Receivable Agreement with CCSA pursuant to which the Company will agree to pay the remaining accounts payable of CCSA owed to an Argentine drilling contractor in the approximate amount of 5,523,155 Argentine Pesos (approximately $1,450,000). The Note Receivable Agreement will create a note receivable owing from the Company to CCSA and an offsetting account payable owing to CCSA from the Company. Amounts advanced pursuant to this structure will be considered equity investments of the Company in CCSA’s common equity and this is included in the deemed valuation of the Qualifying Transaction.

Item 7.01	Regulation FD Disclosure

On June 24, 2009 HuntMountain Resources Ltd. (“the Company”) announced that it had entered into a letter of intent with Sinomar Capital Corp. pursuant to which Sinomar Capital Corp. (“Sinomar”) intended to acquire a 100% interest in Cerro Cazador S.A. (“CCSA”), a wholly owned subsidiary of the Company, in a reverse takeover transaction (“the Qualifying Transaction”). The Qualifying Transaction, which was to be effected through the issuance of common and preferred shares of Sinomar with a combined deemed value of 15 million Canadian dollars, would result in the Company owning in excess of 80% of Sinomar’s common shares. Sinomar is a Capital Pool Corporation and is listed on the Toronto Venture Exchange (“the TSXV”) and therefore the Qualifying Transaction was subject to Exchange approval.

Concurrent with the reverse takeover transaction Sinomar intended to raise a minimum of 2 million Canadian dollars and a maximum of 3 million Canadian dollars pursuant to a common share financing via a private placement and short form offering document in Canada. Sinomar engaged Wolverton Securities Ltd. to act as broker on the private placement and short form offering document financing.

On December 7, 2009 Sinomar announced that the TSXV had provided conditional approval for the Qualifying Transaction and concurrent financing transactions. Sinomar expects the transactions to close on or about December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009	By:	/s/ Bryn Harman
Bryn Harman, CFA